Exhibit 99.1

Contact: Janet Kirkley,
704-532-3318
—For Immediate Release—

Speedway Motorsports Reports Results for the Three and Nine Months

Ended September 30, 2014 and Reaffirms Full Year 2014 Guidance

CONCORD, NC (October 29, 2014) – Speedway Motorsports, Inc. (SMI) (NYSE: TRK) today reported third quarter 2014 total revenues of $139.8 million, adjusted non-GAAP income from continuing operations of $11.5 million or $0.28 per diluted share, and GAAP net income of $15.0 million or $0.36 per diluted share. Nine month 2014 total revenues were $400.3 million, adjusted non-GAAP income from continuing operations was $39.9 million or $0.96 per diluted share, and GAAP net income was $44.1 million or $1.06 per diluted share. These items are further discussed and reconciled with comparable GAAP amounts below. These results were within management’s expectations, and SMI reaffirmed its full year 2014 earnings guidance of $0.90 to $1.10 per diluted share from continuing operations.

Management believes many of the Company’s revenue categories continue to be negatively impacted by the ongoing weak and uncertain economic conditions, including underemployment and high food and health-care costs. Also, many parts of the East Coast of the United States experienced a particularly harsh or longer-lasting winter in 2014. Management believes admissions and certain event related revenues and expenses were negatively impacted by poor weather surrounding certain first quarter 2014 racing events held at Bristol Motor Speedway, including its rain delayed NASCAR Sprint Cup race, and second quarter 2014 NASCAR racing events held at Texas Motor Speedway, including its rain postponed and rescheduled Sprint Cup race.

Third Quarter Comparison

●	New Hampshire Motor Speedway held one NASCAR Camping World Truck Series racing event in the third quarter 2014 that was not held in 2013
●	Texas Motor Speedway held one Red Bull Air Race World Championship event in the third quarter 2014 that was not held in 2013
●	Total revenues were $139.8 million in 2014 compared to $137.5 million in 2013
●	Non-recurring benefit from state tax law changes was $1.7 million or $0.04 per diluted share in 2013
●	Income from continuing operations was $9.0 million or $0.22 per diluted share in 2014 compared to $12.4 million or $0.30 per diluted share in 2013
●	Income from discontinued operations was $6.0 million (associated income taxes on recovery settlement were $2.5 million) in 2014 compared to a loss of $68,000 in 2013
●	Net income was $15.0 million or $0.36 per diluted share in 2014 compared to $12.3 million or $0.30 per diluted share in 2013
●	Non-GAAP net income was $11.5 million or $0.28 per diluted share in 2014 compared to $10.7 million or $0.26 per diluted share in 2013

Year-to-Date Comparison

●	Total revenues were $400.3 million in 2014 compared to $398.5 million in 2013
●	Sizable reduction in 2014 interest expense from 2013 debt refinancing transactions and ongoing debt repayment
●	In 2014 (after tax items):
o	Non-recurring insurance recovery gain, net of accelerated depreciation on damaged assets of $380,000 or $0.01 per diluted share
o	Accelerated depreciation on retired assets of $712,000 or $0.02 per diluted share
o	Gain from involuntary property conversion of $620,000 or $0.02 per diluted share
o	Decrease in accrued interest and penalties on estimated income taxes of $397,000 or $0.01 per diluted share

●	In 2013 (after tax items):
o	Goodwill impairment charge of $86.7 million or $2.09 per diluted share
o	Loss on early debt redemption and refinancing of $11.6 million or $0.28 per diluted share
o	Non-recurring benefits from state income tax restructuring and tax law changes of $5.7 million or $0.14 per diluted share
●	Income from continuing operations was $38.2 million or $0.92 per diluted share in 2014 compared to a loss of $56.8 million or $1.37 per diluted share in 2013
●	Income from discontinued operations was $5.9 million (associated income taxes on recovery settlement were $2.5 million) in 2014 compared to a loss of $130,000 in 2013
●	Net income was $44.1 million or $1.06 per diluted share in 2014 compared to a loss of $56.9 million or $1.37 per diluted share in 2013
●	Non-GAAP net income was $39.9 million or $0.96 per diluted share in 2014 compared to $35.8 million or $0.86 per diluted share in 2013

Non-GAAP Financial Information and Reconciliation

Income from continuing operations, and diluted earnings per share from continuing operations, as adjusted and set forth below are non-GAAP (other than generally accepted accounting principles) financial measures presented as supplemental disclosures to their individual corresponding GAAP basis amounts. The following schedule reconciles those non-GAAP financial measures to their most directly comparable information presented using GAAP, all net of taxes. Management believes such non-GAAP information is useful and meaningful to investors and helps in understanding, using and comparing the Company’s operating results separate from the non-recurring and other non-GAAP items described below.

Management uses the non-GAAP information to assess the Company’s operations for the periods presented, analyze performance trends and make decisions regarding future operations because it believes this separate information better reflects ongoing operating results. This non-GAAP financial information is not intended to be considered independent of or a substitute for results prepared in accordance with GAAP. This non-GAAP financial information may not be comparable to similarly titled measures used by other entities and should not be considered as alternatives to net income or loss or diluted earnings or loss per share, or income or loss or diluted earnings or loss per share from continuing operations, determined in accordance with GAAP. Individual quarterly per share amounts may not be additive due to rounding. Amounts below are in thousands except per share amounts.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(in thousands, except per share amounts)
Consolidated net income (loss) using GAAP	$14,995	$12,294	$44,061	$(56,885)
(Income) loss from discontinued operations, net of associated income taxes on recovery settlement	(3,509)	68	(3,441)	130
Non-recurring insurance recovery gain, net of accelerated depreciation on damaged assets	--	--	(380)	--
Accelerated depreciation on retired assets	--	--	712	--
Gain from involuntary property conversion	--	--	(620)	--
Impairment of goodwill	--	--	--	86,696
Loss on early debt redemption and refinancing	--	--	--	11,619
Decrease in accrued interest and penalties on estimated income tax liabilities, and non-recurring benefits of state income tax restructuring and tax law changes	--	(1,664)	(397)	(5,720)
Non-GAAP consolidated net income from continuing operations	$11,486	$10,698	$39,935	$35,840

Consolidated diluted earnings (loss) per share using GAAP	$0.36	$0.30	$1.06	$(1.37)
(Income) loss from discontinued operations, net of associated income taxes on recovery settlement	(0.08)	0.00	(0.08)	0.00
Non-recurring insurance recovery gain, net of accelerated depreciation on damaged assets	--	--	(0.01)	--
Accelerated depreciation on retired assets	--	--	0.02	--
Gain from involuntary property conversion	--	--	(0.02)	--
Impairment of goodwill	--	--	--	2.09
Loss on early debt redemption and refinancing	--	--	--	0.28
Decrease in accrued interest and penalties on estimated income tax liabilities, and non-recurring benefits of state income tax restructuring and tax law changes	--	(0.04)	(0.01)	(0.14)
Non-GAAP consolidated diluted earnings per share from continuing operations	$0.28	$0.26	$0.96	$0.86

Significant 2014 Third Quarter Racing Events

●	Atlanta Motor Speedway – Labor Day weekend NASCAR Oral-B USA 500 Sprint Cup and Great Clips 300 to Benefit Feed the Children Nationwide Series racing events
●	Bristol Motor Speedway – NASCAR IRWIN Tools Night Race Sprint Cup, Food City 300 Nationwide and UNOH 200 presented by ZLOOP Camping World Truck Series racing events
●	zMAX Dragway at Charlotte Motor Speedway – Pep Boys NHRA Carolina Nationals racing event
●	Kentucky Speedway – NASCAR VisitMyrtleBeach.com 300 Nationwide and ZLOOP 150 Automobile Racing Club of America Series racing events
●	Las Vegas Motor Speedway – NASCAR Rhino Linings 350 Camping World Truck Series racing event
●	New Hampshire Motor Speedway – NASCAR Camping World RV Sales 301 Sprint Cup, SYLVANIA 300 Sprint Cup, Sta-Green 200 Nationwide and UNOH 175 Camping World Truck Series racing events
●	Sonoma Raceway – NHRA Sonoma Nationals and GoPro Grand Prix of Sonoma IndyCar Series racing events
●	Texas Motor Speedway – Red Bull Air Race World Championship event

2014 Earnings Guidance

The Company reaffirmed that third quarter 2014 results are consistent with its previous full year 2014 earnings guidance of $0.90-$1.10 per diluted share from continuing operations, excluding non-recurring and other special items. The range of earnings guidance reflects the continuing negative impact of uncertain economic conditions, among other factors. Higher fuel, health-care and food costs and continued underemployment could significantly impact our future results.

Dividends and Stock Repurchase Program

During the nine months ended September 30, 2014, the Company declared and paid cash dividends of $0.15 per share of common stock each quarter for a combined aggregate of approximately $18.7 million. On October 16, 2014, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per share of common stock, aggregating approximately $6.2 million, payable on December 5, 2014 to shareholders of record as of November 14, 2014. The Board of Directors plans to continue to evaluate cash dividends on a quarterly basis in the future.

During the nine months ended September 30, 2014, the Company repurchased 113,000 shares of common stock for approximately $2.1 million under this program. As of September 30, 2014, the Company has repurchased 3,995,000 shares since adoption of the program in April 2005, and the total number of shares available for future repurchase as currently authorized is 1,005,000.

Comments

“These third quarter results are within our expectations and reflect continuing increases in track rentals, strong profitability from certain non-motorsports events and activities, and higher luxury suite revenues on a year-over-year comparable event basis,” stated Marcus G. Smith, Chief Operating Officer and President of Speedway Motorsports, “We believe corporate spending trends are stabilizing, with increasing interest in our promotional activities and facilities. Most of our NASCAR Sprint Cup and Nationwide Series event sponsorships for 2015, and many for racing seasons beyond 2015, are already sold. While the economy finally appears to be improving, certain markets are recovering slower than expected. We strongly believe NASCAR’s focus on enhancing on-track racing competition and fan appeal is continuing to improve our sport’s premier racing product and refine our fan’s entertainment experience.

“As throughout our history, SMI’s business model is centered on providing our fans with an entertainment experience and value second to none in motorsports. SMI’s priorities are focused on unique pre-race and contemporary interactive digital entertainment and customer service initiatives, particularly targeted to families, the younger generation and first-time fans. We strongly believe our efforts, coupled with those of NASCAR and NBC Sports Group and FOX Sports Media Group media powerhouses under the new broadcasting contracts, provide us and our NASCAR entertainment industry with superior long-term marketing and growth opportunities.”

O. Bruton Smith, Chairman and Chief Executive Officer of Speedway Motorsports stated, “Our growing financial strength is well positioning SMI for renewed long-term growth. We have reduced long-term debt by over $230 million since early 2011, and plan to continue ongoing debt reduction and constrained capital spending. We believe attendance and other event related revenue trends are improving as the economic recovery expands. Our core fans have been particularly hard hit, and we are continuing with many reduced prices to help offset these tough times. And at the same time, we are offering more innovative pre-race entertainment and constantly improving our facilities for our fans’ enjoyment. SMI’s substantial past investment in modern facilities is allowing us to focus capital spending on fan generating and customer service initiatives without straining our financial resources. Modern improvements like the two largest video boards in motorsports at our Charlotte and Texas Motor Speedways, exemplifies SMI’s long history of industry firsts and arguably the most modern, finest racing facilities collectively in motorsports.

“SMI’s future is brighter than it has been in years. Our financial strength is improving, which is helped by the substantial multi-year contracted revenue streams from the NASCAR broadcasting agreements through 2024 and expanding demand for additional uses of our modern venues in premium markets. And there are NASCAR’s ongoing improvements to on-track racing competition for increasing fan appeal, the many sizeable and largely untapped demographics in motorsports, the long-term marketing initiatives of SMI, NASCAR and the media powerhouses, and most importantly an improving economy. These are all converging factors that provide SMI and our sport with tremendous prospects for renewed growth and profitability.”

Speedway Motorsports is a leading marketer and promoter of motorsports entertainment in the United States. The Company, through its subsidiaries, owns and operates the following premier facilities: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Kentucky Speedway, Las Vegas Motor Speedway, New Hampshire Motor Speedway, Sonoma Raceway and Texas Motor Speedway. The Company provides souvenir merchandising services through its SMI Properties subsidiaries; manufactures and distributes smaller-scale, modified racing cars and parts through its US Legend Cars International subsidiary; and produces and broadcasts syndicated motorsports programming to radio stations nationwide through its Performance Racing Network subsidiary. For more information, visit the Company's website at www.speedwaymotorsports.com.

This news release contains forward-looking statements, particularly statements with regard to our future operations and financial results. There are many factors that affect future events and trends of our business including, but not limited to, economic factors, weather, the success of NASCAR and others as sanctioning bodies, capital projects and expansion, financing needs, income taxes and a host of other factors both within and outside of management control. These factors and other factors, including those contained in our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, involve certain risks and uncertainties that could cause actual results or events to differ materially from management's views and expectations. Inclusion of any information or statement in this news release does not necessarily imply that such information or statement is material. The Company does not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this news release is based on information currently available and may not be reliable after this date.

Note: Speedway Motorsports will host a conference call and webcast today at 10:00 AM (ET) open to the public. To participate in the conference call, you may dial 877-369-6589 (US / Canada / toll-free) or 408-337-0122 (international). The reference number is 24238527. A webcast of the call can be accessed at the Company's website at www.speedwaymotorsports.com under “Event Calendar”. To listen to a playback of the call, you may dial 855-859-2056 or 404-537-3406 beginning at 1:00 PM (ET) October 29th through 11:59 PM (ET) November 12th. The reference number is 24238527. Participating in the call will be Marcus G. Smith, Chief Operating Officer and President, and William R. Brooks, Vice Chairman, Chief Financial Officer and Treasurer.

Speedway Motorsports, Inc. and Subsidiaries
Selected Financial Data - Unaudited
For The Three and Nine Months Ended September 30, 2014 and 2013
(In thousands except per share amounts)

	Three Months Ended		Nine Months Ended
STATEMENT OF OPERATIONS DATA	9/30/2014	9/30/2013	9/30/2014	9/30/2013

Revenues:
Admissions	$30,911	$32,936	$83,246	$88,886
Event related revenue	39,186	37,715	116,158	114,999
NASCAR broadcasting revenue	63,068	60,441	178,814	171,592
Other operating revenue	6,672	6,408	22,038	23,008
Total Revenues	139,837	137,500	400,256	398,485
Expenses and Other:
Direct expense of events	33,706	34,162	83,398	83,110
NASCAR purse and sanction fees	39,400	37,958	108,576	105,676
Other direct operating expense	4,127	4,080	14,006	14,347
General and administrative	25,414	23,955	74,065	69,954
Depreciation and amortization	13,540	13,913	42,451	41,476
Interest expense, net	5,358	5,950	16,285	26,101
Impairment of goodwill	-	-	-	89,037
Loss on early debt redemption and refinancing	-	-	-	18,467
Other (income) expense, net	(61)	(37)	(2,487)	206
Total Expenses and Other	121,484	119,981	336,294	448,374
Income (Loss) from Continuing Operations Before Income Taxes	18,353	17,519	63,962	(49,889)
Income Tax Provision	(9,336)	(5,157)	(25,811)	(6,866)
Income (Loss) from Continuing Operations	9,017	12,362	38,151	(56,755)
Income (Loss) from Discontinued Operation	5,978	(68)	5,910	(130)
Net Income (Loss)	$14,995	$12,294	$44,061	$(56,885)

Basic Earnings (Loss) Per Share:
Continuing Operations	$0.22	$0.30	$0.92	$(1.37)
Discontinued Operation	0.14	(0.00)	0.14	(0.00)
Net Income (Loss)	$0.36	$0.30	$1.06	$(1.37)
Weighted average shares outstanding	41,372	41,395	41,396	41,416

Diluted Earnings (Loss) Per Share:
Continuing Operations	$0.22	$0.30	$0.92	$(1.37)
Discontinued Operation	0.14	(0.00)	0.14	(0.00)
Net Income (Loss)	$0.36	$0.30	$1.06	$(1.37)
Weighted average shares outstanding	41,388	41,413	41,416	41,431

Major NASCAR-sanctioned Events Held During Period	8	8	20	20

Certain Race Schedule Changes:

•	New Hampshire Motor Speedway held one NASCAR Camping World Truck Series racing event in the third quarter 2014 that was not held in 2013
•	Texas Motor Speedway held one Red Bull Air Race World Championship event in the third quarter 2014 that was not held in 2013
•

Poor weather resulted in delays in starting and completing one NASCAR Sprint Cup race held at Bristol Motor Speedway in the first quarter 2014, and postponing and rescheduling one NASCAR Sprint Cup race held at Texas Motor Speedway in the second quarter 2014

BALANCE SHEET DATA	9/30/2014	12/31/2013

Cash and cash equivalents	$104,083	$97,343
Total current assets	179,104	202,208
Property and equipment, net	1,084,405	1,105,177
Goodwill and other intangible assets, net	444,621	444,635
Total assets	1,740,553	1,786,260

Deferred race event and other income, net	44,480	57,888
Total current liabilities	109,673	110,954
Credit facility borrowings (all term loan)	150,000	210,000
Total long-term debt	405,368	466,989
Total liabilities	889,738	960,270
Total stockholders' equity	850,815	825,990